Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 2023, relating to the financial statements of Stitch Fix, Inc. and the effectiveness of Stitch Fix, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Stitch Fix, Inc. for the year ended July 29, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

September 20, 2023